June 14, 2017


First Trust Exchange-Traded Fund VI
120 E. Liberty Street
Wheaton, Illinois 60187

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60603


        Re:  First Trust Exchange-Traded Fund VI
             -----------------------------------

Ladies and Gentlemen:

       We have acted as special Massachusetts counsel to First Trust Exchange-Traded Fund VI (the "Trust") on behalf of its series Developed International Equity Select ETF, Emerging Markets Equity Select ETF, Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF, and US Equity Dividend Select ETF (each, a "Fund") in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 14, 2017 (as so amended, the "Registration Statement") with respect to each Fund's shares of beneficial interest, par value $.01 per share (collectively, the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

       In connection with the furnishing of this opinion, we have examined the following documents:

            (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

            (b) a copy, as executed by the Trustees of the Trust, of the Trust's Amended and Restated Declaration of Trust dated as of June 12, 2017 (the "Declaration");

            (c) a copy of Trust's Amended And Restated Establishment and Designation of Series of Shares of Beneficial Interest, effective as of April 12, 2017, as filed with the Secretary of the Commonwealth of Massachusetts (the "Designation");

            (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and minutes of the meeting of the Trust's Board of Trustees held on June 11-12, 2017 (the "Resolutions"); and

            (e) a draft of the Registration Statement received on June 14, 2017.


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First Trust Exchange-Traded Fund VI
Chapman and Cutler LLP
June 14, 2017
Page 2


      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of filing referred to in paragraph (e) above. We have further assumed that the Trust's Declaration will be duly filed with the office of the Secretary of the Commonwealth of Massachusetts, and that the Trust's Declaration, Designation, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

      This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      As to any opinion below relating to the due formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

      This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is our opinion that:

      1. The Trust has been formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary


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First Trust Exchange-Traded Fund VI
Chapman and Cutler LLP
June 14, 2017
Page 3


association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

      This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,


                                         /s/ MORGAN, LEWIS & BOCKIUS LLP
                                        ---------------------------------
                                             MORGAN, LEWIS & BOCKIUS LLP